Exhibit 10.13
SEVENTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT
THIS SEVENTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of December 20, 2018, amends the Receivables Purchase Agreement dated as of July 31, 2013, as previously amended (the “Receivables Purchase Agreement”), among FERGUSON RECEIVABLES, LLC, a Delaware limited liability company (the “Seller”), FERGUSON ENTERPRISES, INC., a Virginia corporation (the “Servicer”), the Originators party thereto from time to time, the Conduit Purchasers listed on Schedule I thereto from time to time, the Committed Purchasers listed on Schedule I thereto from time to time, the LC Banks listed on Schedule III thereto from time to time, the Facility Agents listed on Schedule I thereto from time to time, ROYAL BANK OF CANADA, as the administrative agent (in such capacity, the “Administrative Agent”), SUNTRUST BANK, as the co-administrative agent (the “Co-Administrative Agent”), and FERGUSON PLC (formerly known as Wolseley plc) (the “Parent”).
Preliminary Statement: The parties desire to amend the Receivables Purchase Agreement to extend the Scheduled Termination Date and to make several additional changes. Therefore, the parties hereto agree as follows:
Defined Terms; References. Unless otherwise defined in this Amendment, each capitalized term used but not otherwise defined herein has the meaning given such term in the Receivables Purchase Agreement, as amended by this Amendment. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Receivables Purchase Agreement shall, after the Amendment Effective Date, refer to the Receivables Purchase Agreement as amended hereby.
I.    AMENDMENTS
Effective as of the Amendment Effective Date (as defined in Section 3.1 below), the Receivables Purchase Agreement is amended as follows:
1.1    Extension of Scheduled Termination Date. The Scheduled Termination Date is hereby extended from “December 8, 2020” to “December 20, 2021”.
1.2    Amendment of Definitions. The following amendments are made to Section 1.01 of the Receivables Purchase Agreement:
    (a)    Item “DS” in the definition of “Dilution Reserve Percentage” in Section 1.01 of the Receivables Purchase Agreement is hereby amended to read as follows:
DS = (x) when the Parent is at Leverage Level 1, the highest three month average Dilution Ratio during the twelve most recently ended Calculation Periods, or (y) when the Parent is at Leverage Level 2 or Leverage Level 3, the highest Dilution Ratio during the twelve most recently ended Calculation Periods.
    (b)    The definition of “Designated Person” in Section 1.01 of the Receivables Purchase Agreement is hereby amended to read as follows:
“Designated Person” shall mean any Person that is a designated target of any Sanctions or otherwise a subject of any Sanctions, including as a result of being (a) owned or controlled directly or indirectly by any Persons (or Person) that are designated targets of any Sanctions, or (b) organized or operating under the laws of, or a citizen or resident of, any country that is subject to any Sanctions.
    (c)    The definition of “Downgrade Event” is hereby amended to read as follows:
“Downgrade Event” shall mean that the Parent’s senior unsecured debt rating shall be downgraded below Ba3 from Moody’s or BB- from S&P, as applicable, or suspended or withdrawn.
    (d)    The definition of “Rating” is hereby amended to read as follows:
“Rating” shall mean the “Private Monitor” rating assigned by S&P to the Parent’s senior unsecured debt as in effect on the Closing Date.

    (e)    The definition of “S&P” is hereby amended to read as follows:
“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
    (f)    New definitions of “Beneficial Ownership Certificate” and “Beneficial Ownership Regulation” are added in the appropriate alphabetical order and reads as follows:
“Beneficial Ownership Certificate” shall mean a certificate regarding beneficial ownership as required by the Beneficial Ownership Regulation, in substantially the form prescribed in the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Sanctions” means any economic or financial sanctions or trade embargoes (or similar measures) imposed, administered or enforced from time to time by (a) the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State) or (b) the European Union or any member state thereof.
1.3    Amendment of Representations and Warranties Relating to Foreign Assets Control. The representations and warranties of the Ferguson Parties relating to Foreign Assets Control set forth in Section 6.01(aa) of the Receivables Purchase Agreement is hereby amended to read as follows:
(aa) Foreign Assets Control, Etc.
    (i)    Neither it nor any of its Subsidiaries (A) is, or is controlled by, a Designated Person; (B) has received funds or other property from a Designated Person; or (C) is in violation of or is the subject of any action or investigation under any Anti-Terrorism Law or any Sanctions. None of the Ferguson Parties nor any of their respective Subsidiaries engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any Designated Person. Each Ferguson Party and each Subsidiary thereof is in compliance, in all material respects, with the Patriot Act. Each Ferguson Party and each Subsidiary thereof has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws including the requirement that no Person who owns any direct or indirect interest in any Ferguson Party or any Subsidiary thereof is a Designated Person, and funds invested directly or indirectly in any Ferguson Party and each Subsidiary thereof are derived from legal sources.
    (ii)    No portion of the proceeds of any Purchase made hereunder has been or will be used, directly or indirectly (A) for, and no fee, commission, rebate or other value has been or will be paid to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable law, including the U.S. Foreign Corrupt Practices Act of 1977, as amended or (B) in any manner that would result in the violation of any applicable Sanctions.
1.4    Addition of Provisions Relating to Beneficial Ownership Regulation.
    (a)    A new subsection (cc) is hereby added to Section 6.01 to read as follows:
Beneficial Ownership Certificate. The information included in the Beneficial Ownership Certificate is true and correct in all respects.
    (b)    A new subsection (vi) is hereby added to Section 7.01(c) to read as follows:
Changes with respect to Beneficial Ownership Certificate; etc. The Seller shall, promptly upon a responsible officer of the Seller becoming aware thereof, notify the Administrative Agent and each Facility Agent of any change in the information provided in the Beneficial Ownership Certificate that would result in a change to the list of beneficial owners or control party identified in such certification. Without limiting the generality of the preceding sentence, promptly following any request therefor, the Seller shall provide such information and documentation reasonably requested by the Administrative Agent or any Facility Agent for purposes of compliance with the Beneficial Ownership Regulation.

1.5    Amendment of Affirmative Covenant Relating to Notices of Material Events. The affirmative covenant of the Ferguson Parties relating to providing notices of material events set forth in Section 7.01(c)(v) of the Receivables Purchase Agreement is hereby amended to read as follows:
Material Event. It will provide or cause to be provided to the Administrative Agent (and the Administrative Agent shall promptly distribute the same to the Facility Agents) promptly after the occurrence thereof, notice of any event or condition of which it has knowledge that has had or could reasonably be expected to have a Material Adverse Effect with respect to any of the Ferguson Parties.
1.6    Amendment of Termination Event Relating to Dilution Ratio. The Termination Event relating to the Dilution Ratio set forth in Section 8.01(j) of the Receivables Purchase Agreement is hereby amended to increase the percentage therein and now reads as follows:
    (j)    3-month rolling average Dilution Ratio exceeds 9.25% (9.25% when the Parent is at Leverage Level 2 and 9.25% when the Parent is at Leverage Level 3);
1.7    Amendment of Termination Event Relating to Delinquency Ratio. The Termination Event relating to the Delinquency Ratio set forth in Section 8.01(k) of the Receivables Purchase Agreement is hereby amended to increase the percentages therein and now reads as follows:
    (k)    3-month rolling average Delinquency Ratio exceeds (i) for the January, February, March and December reporting months (as calculated in each such month for the preceding Calculation Period), 13.50% and (ii) for all other reporting months, 12.50% (13.50% or 12.50%, as applicable, when the Parent is at Leverage Level 2 and 13.50% or 12.50%, as applicable, when the Parent is at Leverage Level 3);
        II.    REPRESENTATIONS AND WARRANTIES
2.1    Each of the Ferguson Parties, as to itself (and, if so specified, its Subsidiaries) hereby represents and warrants that:
    (a)    prior to and after giving effect to this Amendment, the representations and warranties of such Person (other than those representations and warranties that were made only on the Closing Date) set forth in the Receivables Purchase Agreement are true and correct in all material respects;
    (b)    this Amendment has been duly authorized, executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person enforceable in accordance with its terms (subject to usual and customary bankruptcy exceptions); and
    (c)    prior to and immediately after giving effect to this Amendment, no Termination Event or Potential Termination Event exists on and as of the date hereof.
III.    CONDITIONS TO EFFECTIVENESS
3.1     This Amendment shall be effective on the date (the “Amendment Effective Date”) that:
    (a)    the Administrative Agent shall have received counterparts of this Amendment, executed by the Seller, the Servicer, each Originator, the Parent and each Facility Agent;
    (b)    the Administrative Agent shall have received a duly completed Beneficial Ownership Certificate for the Seller, duly executed by an appropriate officer of the Seller; and
    (c)    each of the Facility Agents shall have received from the Seller its renewal fee equal to 0.05% of its related Purchase Group Maximum Net Investment and appropriately invoiced to the Seller.
IV.    AFFIRMATION AND RATIFICATION
4.1    The Parent hereby (a) agrees and acknowledges that the execution, delivery, and performance of this Amendment shall not in any way release, diminish, impair, reduce, or, except as expressly stated herein, otherwise affect its obligations under the Transaction Documents to which it is a party, which Transaction Documents shall remain in full force and effect, (b) ratifies and affirms its obligations under the Receivables

Purchase Agreement as amended hereby and the other Transaction Documents to which it is a party, and (c) acknowledges, renews and extends its continued liability under the Receivables Purchase Agreement as amended hereby and the other Transaction Documents to which it is a party.
V.     MISCELLANEOUS
5.1    This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Section 11.17 (Governing Law; Submission to Jurisdiction) of the Receivables Purchase Agreement are hereby incorporated by reference. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. Except as otherwise expressly provided by this Amendment, all of the provisions of the Receivables Purchase Agreement shall remain the same.
[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.
    FERGUSON RECEIVABLES, LLC

    By: /s/ Brenda L. Crowder
    Name: Brenda L. Crowder
    Title: Treasurer
FERGUSON ENTERPRISES, INC.

    By: /s/ William Brundage
    Name: William Brundage
    Title: CFO

ENERGY & PROCESS CORPORATION

By: /s/ William Brundage
    Name: William Brundage
    Title: CFO

FERGUSON FIRE & FABRICATION, INC.

By: /s/ William Brundage
    Name: William Brundage
    Title: CFO

[Signature Page to 7th Amendment to Ferguson RPA]

FERGUSON PLC

By: /s/ Philip Scott
    Name: Philip Scott
    Title: Group Treasurer

[Signature Page to 7th Amendment to Ferguson RPA]

ROYAL BANK OF CANADA, as Administrative Agent and a Facility Agent

    By: /s/ Janine D. Marsini
    Name: Janine D. Marsini
    Title: Authorized Signatory

    By: /s/ Veronica L. Gallagher
    Name: Veronica L. Gallagher
    Title: Authorized Signatory

[Signature Page to 7th Amendment to Ferguson RPA]

SUNTRUST, as Co-Administrative Agent and a Facility Agent

    By: /s/ Jason Meyer
    Name: Jason Meyer
    Title: Managing Director

[Signature Page to 7th Amendment to Ferguson RPA]

SOCIÉTÉ GÉNÉRALE, as a Facility Agent

    By: /s/ Martin J. Finan
    Name: Martin J. Finan
    Title: Managing Director

[Signature Page to 7th Amendment to Ferguson RPA]

SMBC NIKKO SECURITIES AMERICA, INC, as a Facility Agent

    By: /s/ Yukimi Konno
    Name: Yukimi Konno
    Title: Managing Director

[Signature Page to 7th Amendment to Ferguson RPA]

PNC BANK, NATIONAL ASSOCIATION, as a Facility Agent

    By: /s/ Eric Bruno
    Name: Eric Bruno
    Title: Senior Vice President
[Signature Page to 7th Amendment to Ferguson RPA]